UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 6, 2008
Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                Results of Operations and Financial Condition

On November 6, 2008, Macrovision Solutions Corporation (“Macrovision”) issued a press release reporting its financial results for the quarter ended September 30, 2008 and providing estimates for fiscal year 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Macrovision provides non-GAAP or Adjusted Pro Forma information in the press release as additional information for its operating results.  References to Adjusted Pro Forma information are to non-GAAP pro forma measures.   These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Macrovision’s management believes that this presentation of Adjusted Pro Forma financial information provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.  In addition, management uses these measures for reviewing the financial results of Macrovision and for budget planning purposes.

ITEM 9.01                                Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated November 6, 2008, reporting financial results for the period ended September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)

Date: November 6, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel